UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2018

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

This Form 8-K/A amends the Current Report on Form 8-K of Americold Realty Trust (the “Company”) filed with the Securities and Exchange Commission on December 7, 2018 (the “Initial Form 8-K”).

As described in the Initial Form 8-K, the Company’s Board of Trustees (the “Board”) approved an amendment to the bylaws of the Company, effective as of December 7, 2018 (the “Amendment”), that revised the advance notice provisions for shareholder nominations of individuals for election to the Board and other shareholder proposals and specified the notice period during which shareholder nominations of individuals for election to the Board and other shareholder proposals may be made in connection with the 2019 Annual Meeting of Shareholders.

The bylaws attached as Exhibit 3.1 to the Initial Form 8-K (the “Initial Form 8-K Bylaws”) were a previous form of the Company’s amended and restated bylaws, which attachment was in error. The Initial Form 8-K Bylaws were never adopted or approved by the the Board.

This Form 8-K/A is being filed solely to delete as Exhibit 3.1 to the Initial Form 8-K the Initial Form 8-K Bylaws and to replace the same with the Amended and Restated Bylaws of Americold Realty Trust, dated December 7, 2018. There are no other changes to the information provided by the Company in the Initial Form 8-K, including the description in Item 5.03 of the Amendment.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Americold Realty Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2019

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
Name:	Marc Smernoff
Title:	Chief Financial Officer and Executive Vice President